Exhibit 10.19

FIRST AMENDMENT

TO LEASE AGREEMENT

STATE OF TEXAS	X
	X	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF TRAVIS	X

That this Amendment to the Lease Agreement is made as of the 9th day of May, 2019, between 601 Congress LP, Landlord, and Hippo Analytics Inc., Tenant;

WITNESSETH

WHEREAS, the Landlord and Tenant have executed that certain Lease Agreement on or about January 30, 2019, covering approximately 3,814 rentable square feet (known as Suite 200) of office space on the second floor of the Littlefield Building in Austin, Texas, located at 601 Congress Avenue; and

WHEREAS, the Landlord and Tenant desire to amend the Lease Agreement to provide for an expansion of the Premises;

NOW THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, the Landlord and Tenant agree that the Lease is amended as follows effective May 9th, 2019:

1. Expansion of Premises – The Premises is being expanded to include Suite 330 being 2,012 rentable square feet

2. Base Rent – “Base Rent” for Suite 330 is as shown below:

$6,706.67 per month for the period of June 1, 2019 to January 31, 2020

$6,907.87 per month for the period of February 1 2020 to January 31, 2021

3. NNN Charges - Section 9 of the Lease shall be apply to the Suite 330 upon June 1, 2019. Tenant’s Common Area Maintenance, Property Taxes and Casualty Insurance contribution following June 1, 2019 shall be adjusted to 5.77%.

4. Condition of Premises - Tenant accepts the Premises on an “as-is” basis.

5. Landlord and Tenant ratify and affirm all terms and provisions of the Lease Agreement except as modified by the terms of this Amendment.

EXECUTED this 9th day of May, 2019.

LANDLORD:		TENANT:
601 Congress, LP		Hippo Analytics Inc.

By:	/s/ Sheldon David Kahn	By:	/s/ Rick McCarthron
By:	Sheldon David Kahn	Name:	Rick McCarthron
Title: Manager		Title:	Chief Insurance Officer
Date: 5/9/2019		Date: 5/9/2019